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                                                                    EXHIBIT 10.2


                               September 21, 1995



Little Rock Cardiology Clinic, P.A.
Blandford Physicians Center, 5th Flr.
#5 St. Vincent Circle
Little Rock, Arkansas  72205

HeartCare Arkansas, L.L.C.
7 Office Park Drive, Suite 200
Little Rock, Arkansas  72211

         Re:      MedCath of Little Rock, L.L.C.

Gentlemen and Ladies:

Each of you, together with MedCath of Arkansas, Inc. ("MedCath"), is a member of MedCath of Little Rock, L.L.C. (the "Company") and has executed the Company's Operating Agreement ("Operating Agreement") which is set forth as Exhibit B to the Company's Private Placement Memorandum. By our mutual execution of this letter, we agree that Section 5.1(v) of the Operating Agreement is hereby amended to delete that subsection in its entirety and to substitute in lieu thereof the following:

                  "(v) Subject to applicable law, in order to assure the availability to the Hospital of qualified physicians and to maintain the quality of medical services to be provided by the Hospital, the execution of professional services agreements with Little Rock Cardiology Clinic, P.A., an Arkansas professional corporation ("LRCC") and Cardiovascular Consultants of Arkansas, P.A., an Arkansas professional corporation ("CCA"), under which the physicians of LRCC and CCA shall serve as the exclusive providers of cardiology and cardiovascular services, including cardiovascular surgery, to the Hospital. Such agreements shall provide that LRCC and CCA may, subject to the consent of MedCath which shall not be unreasonably withheld or delayed enter into subcontracts with other qualified cardiologists and cardiovascular surgeons who will assist LRCC and CCA in fulfilling its obligations to the Hospital. Any such subcontract shall be subject to and in accordance with the terms and conditions of the professional services agreements entered into between LRCC, CCA and the Hospital. All physicians of LRCC, CCA and any other physicians who provide such services to the Hospital must obtain medical staff membership and privileges in accordance with the bylaws and the reasonable rules and regulations adopted by the Hospital;"

Please indicate your agreement to the terms of this letter by signing a copy in the space provided below and returning it to me.

[***]


[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.